UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 29, 2014

World Acceptance Corporation
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street Greenville, South Carolina 29607
(Address of Principal Executive Offices) (Zip Code)

(864) 298-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant's Certifying Accountant.

On August 29, 2014, World Acceptance Corporation (the “Company”), was informed by KPMG LLP (“KPMG”) that KPMG would not respond to the Company’s recent request for proposal to serve as the Company’s independent registered public accounting firm and that KPMG resigned as the Company’s current independent registered public accounting firm. The decision to request proposals to serve as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee and the Board of Directors. The Company is in the final stages of selecting a new independent registered public accounting firm.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended March 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended March 31, 2014 and 2013 and from April 1, 2014 through August 29, 2014, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that as of March 31, 2013, management's assessment of the Company's internal control over financial reporting identified a material weakness related to the documentation of the establishment and assumptions underlying the adequacy of the allowance for loan losses and the documentation of management's assessment of renewals that may be considered loan modifications as of March 31, 2013. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness resulted from the aggregation of the following deficiencies:

•
The Company did not have a documented policy that addressed the establishment of the allowance for loan losses, including the assumptions underlying the allowance for loan losses and how management would review and conclude on the appropriateness of the allowance for loan losses; and

•
The Company did not have a control to assess whether the accounting treatment of renewals was in accordance with U.S. generally accepted accounting principles and what impact, if any, renewals would have on the estimate of the allowance for loan losses.

The material weakness was remediated during fiscal 2014 and management concluded that the Company’s internal control over financial reporting was effective as of March 31, 2014.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”). The Company requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of KPMG’s letter dated September 5, 2014 is filed as Exhibit 16.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from KPMG LLP dated September 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2014
World Acceptance Corporation

	By:	/s/ John L. Calmes Jr.
John L. Calmes Jr.
Vice President and Chief Financial Officer